Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated April 5, 2017 (except for Note 16, as to which the date is May 12, 2017) relating to the financial statements of Cardlytics, Inc. and its wholly-owned subsidiary appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia

January 12, 2018